As filed with the Securities and Exchange Commission on May 9, 2019

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SPX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	38-1016240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13320-A Ballantyne Corporate Place
Charlotte, North Carolina, 28277
(Address of Principal Executive Offices) (Zip Code)

SPX CORPORATION 2019 STOCK COMPENSATION PLAN
(Full title of the plan)

John W. Nurkin
Vice President, General Counsel and Secretary
SPX Corporation
13320-A Ballantyne Corporate Place
Charlotte, NC 28277
(Name and address of agent for service)

(980) 474-3700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	4,900,000 shares	$34.46	$168,854,000.00	$20,465.10

(1)
Together with such additional shares of common stock, par value $0.01 per share (the “Common Stock”), of SPX Corporation, a Delaware corporation (the “Company” or “Registrant”), that become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock, pursuant to Rule 416(a) under the Securities Act.

(2)
Estimated in accordance to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on May 3, 2019.

EXPLANATORY NOTE

This registration statement is filed by SPX Corporation, a Delaware corporation (the “Company” or “Registrant”), for the purpose of registering certain shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), reserved for issuance under the SPX Corporation 2019 Stock Compensation Plan (the “2019 Plan”), as approved by the Company’s stockholders on May 9, 2019 (the “Effective Date”).

The maximum number of shares of Common Stock that may be issued under the 2019 Plan shall be the sum of 4,900,000 plus any shares underlying any outstanding award granted under the SPX Corporation 2002 Stock Compensation Plan, formerly known as the 1992 Stock Compensation Plan (the “2002 Plan”), that, following the Effective Date, expire, or are terminated, surrendered or forfeited for any reason without issuance of such shares, as calculated pursuant to the terms of the 2019 Plan, and subject to adjustment as set forth in the 2019 Plan. Shares of Common Stock issuable pursuant to the terms of the 2002 Plan were previously registered under the Company’s Registration Statements on Form S-8, File Nos. 33-24043, 333-29855, 333-82645, 333-69250, 333-109112 and 333-206695.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

The information required by this Item 1 is omitted from this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act, and the introductory note to Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 15, 2019;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2019, filed with the Commission on May 6, 2019; and

(c)
The description of Common Stock contained in the Registrant’s Registration Statements under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions.

In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses that the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for engaging in any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation requires that directors and officers be indemnified to the maximum extent permitted by Delaware law.

The Registrant has a policy of directors’ liability insurance, which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, as amended, incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File no. 1-6948).
4.2	Certificate of Amendment of Certificate of Incorporation, incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2015 (File no. 1-6948).
4.3	By-Laws, as amended and restated effective February 20, 2013, incorporated herein by reference from the Company’s Current Report on Form 8-K filed on February 20, 2013 (File no. 1-6948).
4.4
SPX Corporation 2019 Stock Compensation Plan, incorporated herein by reference to Appendix A of the Company’s definitive proxy statement for its 2019 Annual Meeting of Stockholders, filed March 28, 2019 (File no. 1-6948).

5.1*	Opinion of K&L Gates LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of K&L Gates LLP (included in Exhibit 5.1)
24*	Powers of Attorney (included on signature page hereto)

* Filed herewith.

Item 9.    Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 9th day of May, 2019.

SPX CORPORATION
(Registrant)

By:	/s/ Scott W. Sproule
Scott W. Sproule
Vice President, Chief Financial Officer and
Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene J. Lowe, III and Scott W. Sproule, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 9th day of May, 2019.

/s/ Eugene J. Lowe, III Eugene J. Lowe, III President and Chief Executive Officer (Principal Executive Officer)	/s/ Scott W. Sproule Scott W. Sproule Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ Patrick J. O’Leary Patrick J. O’Leary Director	/s/ Ricky D. Puckett Ricky D. Puckett Director
/s/ David A. Roberts David A. Roberts Director	/s/ Ruth G. Shaw Ruth G. Shaw Director
/s/ Robert B. Toth Robert B. Toth Director	/s/ Tana L. Utley Tana L. Utley Director
/s/ Michael A. Reilly Michael A. Reilly Chief Accounting Officer, Vice President, Finance, and Corporate Controller (Principal Accounting Officer)